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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Ohio Casualty Corporation on Form S-3 (File Nos. 333-70761 and 333-29483) and Form S-8 (File Nos. 333-69895 and 33-67962) of our reports dated February 4, 1999, on our audits of the consolidated financial statements and financial statement schedules of Ohio Casualty Corporation as of December 31, 1998, 1997 and 1996 and for the year then ended, which reports are included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
March 29, 1999